                                                                Exhibit 10.5




                              EMPLOYMENT AGREEMENT
                              --------------------


                 THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 31st day of January, 1996, by and between A. SCHULMAN, INC., a Delaware corporation (the "Employer"), and LEONARD E. EMGE (the "Employee").

                 WHEREAS, the Board of Directors of the Employer desires to provide for the continued employment of the Employee as a member of the Employer's management, in the best interest of the Employer and its stockholders. The Employee is willing to commit himself continue to serve the Employer, on the terms and conditions herein provided;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

                 1.       DEFINED TERMS
                          -------------

                 The definitions of capitalized terms used in this Agreement (unless stated where first used) are provided in the last Section hereof.

                 2.       EMPLOYMENT
                          ----------

                 The Employer hereby continues to employ the Employee as Vice President-Manufacturing of the Employer, and the Employee hereby accepts such continued employment upon the terms and conditions herein contained.

                 3.       DUTIES AND CONDITIONS OF EMPLOYMENT
                          -----------------------------------

                 3.1 DUTIES. The Employee shall devote his entire business time, attention and energies to the Employer and shall not engage in any conduct which shall reflect adversely upon the Companies. The Employee shall perform such duties for the Companies as may be assigned to one in his executive status and capacity by the Board. The Employee shall serve diligently and to the best of his ability.

                 During his employment by the Employer, the Employee shall not, without the Employer's prior written consent, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except that notwithstanding the foregoing, he may invest his personal funds for his own account; provided that such investment shall be passive and not controlling in any such investment and subject to the provisions of Section 13.2 hereof and provided further that he will not be required to provide any substantial services on behalf of such enterprise. Notwithstanding the foregoing, the Employee may serve on the Boards of Directors of other corporations during the Term as long as such service does not interfere with the performance of his duties hereunder.

                 3.2 CONDITIONS. The Employee shall be provided with suitable office space, furnishings, secretarial and administrative assistance. Without the Employee's consent, the Employee shall not be required to report principally to an office located more than five hundred (500) miles from his principal office at the date of this Agreement.

    4.      TERM OF AGREEMENT; TERMINATION OF EMPLOYMENT; ESCROW DURING DISPUTE
            -------------------------------------------------------------------
                 4.1 TERM OF AGREEMENT. The Employer hereby employs the Employee for a Term commencing as of the date hereof and ending December 31, 1997. If a Change in Control shall have occurred during the Term of this Agreement, Sections 7 and 8 and 10 through 20 of this Agreement shall continue in effect until at least the end of the Change-in-Control Protective Period (whether or not the Term of the Agreement shall have expired for other purposes).

                 4.2 TERMINATION OF EMPLOYMENT PRIOR TO A CHANGE IN CONTROL. Prior to any Change in Control, the Employer may terminate the employment of the Employee for Cause pursuant to this Agreement. Prior to any Change in Control, the Employee may terminate his employment pursuant to this Agreement if the Employer fails to make full and timely payments of all sums provided for in Sections 5 and 6 hereof (subject to Section 7.2 hereof), or otherwise shall breach its covenants hereunder in any material respect.

                 4.3  ESCROW DURING A TERMINATION DISPUTE. Prior to any
Change in Control, if the Employee shall be terminated for Cause, and, within 30 days of such termination, shall notify the Employer of his intention to adjudicate such termination as improper, the Employer agrees that it will deposit with Society

National Bank, Cleveland, Ohio, as Escrow Agent the installments of the Employee's Base Salary (as provided in Section 5 below) as the same would have become payable but for such termination. In the event of a final adjudication by a tribunal of competent jurisdiction that such termination was not for Cause, then the amounts so deposited in escrow, plus any interest earned by the Escrow Agent thereon, shall be delivered promptly to the Employee. If such adjudication shall be in favor of the Employer, the Escrow Agent shall return the sums so deposited, plus such interest, to the Employer.

                 The escrowed salary shall not be deemed to be liquidated damages but the Employer shall be entitled to a credit against any such award to the extent of the sums so delivered to the Employee.

                 5.       COMPENSATION
                          ------------

                 The Employer agrees to pay to the Employee as compensation for his services hereunder a Base Salary initially equal to the fixed annual salary currently being paid to the Employee as shown on the Employer's employment records, payable in substantially equal weekly, biweekly, bimonthly or monthly installments, as the case may be, in the manner currently being paid to the Employee. The Base Salary may be discretionarily increased by the Board from time to time as the Board deems appropriate in its reasonable business judgment. The Base Salary in effect from time to time shall not be decreased during the Term (except as provided in Section 7.2).

                 It is understood and agreed that the Employee's compensation may not be limited to his Base Salary and that the Employee may receive an annual bonus in the amount, if any, determined annually by the Employer.

                 The Employee shall also participate in employee compensation and benefit plans available generally to executives of the Employer (including, without limitation, any tax-qualified profit sharing plan, nonqualified profit sharing plan, life insurance plan and health insurance plan) on a level appropriate to his position and shall receive the employee fringe benefits available generally to executives of the Employer (including, without limitation, the use of a company car).





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
                 6.  EXPENSES
                     --------

                 The Employee is authorized to incur reasonable expenses for promoting the business of the Employer, including expenses for entertainment, travel and similar items. The Employer shall reimburse the Employee for all such expenses upon the presentation by the Employee, from time to time, of an itemized account of such expenditures.

                 7.       PRE-TERMINATION COMPENSATION; DISABILITY
                          ----------------------------------------

                 7.1 NORMAL PRE-TERMINATION COMPENSATION. If the Employee's employment shall be terminated for any reason during the Term (or, if later, prior to the end of the Change-in-Control Protective Period), the Employer shall pay the Employee's Base Salary to the Employee through the Date of Termination at the rate in effect at the time the Notice of Termination is given (subject to Section 7.2 hereof), together with all compensation and benefits payable to the Employee through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Employer during such period. Subject to Sections 8, 9, 10 and 11 hereof, after completing the expense reimbursements required by Section 6 hereof and making the payments and providing the benefits required by this Section 7, the Employer shall have no further obligations to the Employee under this Agreement.

                 7.2 DISABILITY ADJUSTMENT TO BASE SALARY PAYMENTS. During the Term (or, if later, at any time prior to the end of the Change-in-Control Protective Period), during any period that the Employee fails to perform the Employee's full-time duties with the Employer as a result of incapacity due to physical or mental illness (but in no event for more than twenty-four (24) months), the Employer shall pay only sixty percent (60%) of the Employee's Base Salary to the Employee at the rate in effect at the commencement of any such period (less amounts, if any, payable to the Employee at or prior to the time of any such Base Salary payment under disability benefit plans of the Employer or under the Social Security disability insurance program). After six (6) months of Disability, the Employer shall have the right to terminate the Employee's employment pursuant to this Agreement and all Base Salary payments (except the sixty percent (60%) payments pursuant to the foregoing sentence) shall cease. Except to the extent provided in this Section 7.2, all Base Salary payments to the Employee shall be abated during the period of Disability. Subject to Sections 8, 9, 10 and 11 hereof, after completing





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the expense reimbursements required by Section 6 hereof and making the payments and providing the benefits required by this Section 7, the Employer shall have no further obligations to the Employee under this Agreement.

8.  NORMAL POST-TERMINATION PAYMENTS; CONTINUATION PAY; TERMINATION PAY; PROMPT
    ---------------------------------------------------------------------------
PAYMENT
- -------

                 8.1 NORMAL POST-TERMINATION PAYMENTS. If the Employee's employment shall be terminated for any reason during the Term of this Agreement (or, if later, prior to the end of the Change-in-Control Protective Period), the Employer shall pay the Employee's normal post- termination compensation and benefits to the Employee as such payments become due. Subject to Section 10 hereof, such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Employer's retirement, insurance and other compensation or benefit plans, programs and arrangements (other than this Agreement).

                 8.2 CONTINUATION PAY; TERMINATION PAY. Notwithstanding anything to the contrary in Section 7.2, 9.1 or 10.1(A) hereof, if the laws governing this Agreement shall require that the Employer continue to pay or otherwise compensate the Employee for any period of time following termination of the Employee's employment ("Continuation Pay") or if such laws require certain amounts of severance pay, termination compensation or the like (collectively, "Termination Pay"), then to the fullest extent permitted by law any payments to the Employee pursuant to Section 7.2, 9.1 or 10.1(A) hereof shall be included in the calculation of Continuation Pay and Termination Pay and such payments shall be deducted from the amount of Continuation Pay or Termination Pay due the Employee.

                 8.3 PROMPT PAYMENT. Any payments due under Section 5, 6, 7 or 9 hereof or this Section 8 shall be made promptly after the event giving rise to the obligation and shall be made to the Employee or in accordance with
Section 14.2 hereof, as the case may be.

                 9.  POST-TERMINATION PAYMENTS UPON TERMINATION (PRIOR TO A
                     ------------------------------------------------------
CHANGE IN CONTROL) BY DEATH OR BY THE EMPLOYER WITHOUT CAUSE
- ------------------------------------------------------------

                 9.1 DEATH BENEFIT. If the Employee's employment shall be terminated by death during the Term (or, if later, prior to the end of the Change-in-Control Protective Period),





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then, in addition to the compensation and benefits provided by Sections 7.1 and
8 hereof, the Employer shall pay a lump sum amount equal to sixty percent (60%) of the Base Salary for twenty-four (24) months in accordance with Section 14.2.

                 9.2 TERMINATION BY THE EMPLOYER WITHOUT CAUSE. If the Employer shall terminate the Employee's employment during the Term and prior to a Change in Control, without Cause (and not for Disability or in connection with the Employee's death), the Employer shall pay the Employee his Base Salary throughout the remaining Term and annual bonuses during the remaining Term, each of which bonuses shall be equal to one-half (1/2) times the average annual bonus paid to the Employee during the most recent five (5) calendar years of the Employee's employment by any of the Companies (prorated for any partial years in the remaining Term).

                 10.  SEVERANCE PAYMENTS; DEDUCTIBILITY.
                      ---------------------------------

                 10.1  SEVERANCE PAYMENTS.
                       ------------------

                 Subject to Section 10.2 hereof, the Employer shall pay the Employee the payments described in this Section 10.1 (the "Severance Payments") upon the termination of the Employee's employment following a Change in Control and prior to the end of the Change-in-Control Protective Period, in addition to any payments and benefits to which the Employee is entitled under Sections 5, 6, 7 and 8.1 hereof, unless such termination is (i) by the Employer for Cause, (ii) by reason of death or Disability, or (iii) by the Employee without Good Reason. For purposes of this Agreement, the Employee's employment shall be deemed to have been terminated by the Employer without Cause following a Change in Control or by the Employee with Good Reason following a Change in Control, as the case may be, if (i) the Employee's employment is terminated without Cause prior to a Change in Control and such termination was at the request or direction of a Person who has entered into an agreement with the Employer the consummation of which would constitute a Change in Control, (ii) the Employee terminates his employment with Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Employee's employment is terminated by the Employer without Cause prior to a Change in Control (but following a Potential Change in Control) and such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs. For purposes of any determination regarding





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
the applicability of the immediately preceding sentence, any position taken by the Employee shall be presumed to be correct unless the Employer establishes to the Committee by clear and convincing evidence that such position is not correct.

                                  (A)  In lieu of any further salary payments
         to the Employee for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Employee, the Employer shall pay to the Employee a lump sum severance payment, in cash, equal to two (2) times the sum of (i) the higher of the Employee's Base Salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Employee's Base Salary in effect immediately prior to the Change in Control, and (ii) the higher of the annual bonus earned by the Employee in respect of the Employer's fiscal year immediately preceding that in which the Date of Termination occurs or the average annual bonus so earned in respect of the three fiscal years immediately preceding that in which the Change in Control occurs.

                                  (B) Notwithstanding any provision of any
         annual incentive plan to the contrary, the Employer shall pay to the Employee a lump sum amount, in cash, equal to the sum of (i) any annual incentive compensation which has been allocated or awarded to the Employee for a completed fiscal year preceding the Date of Termination and which, as of the Date of Termination, is contingent only upon the continued employment of the Employee to a subsequent date, and (ii) a pro rata portion to the Date of Termination of a deemed annual bonus for the Employer's fiscal year in which the Date of Termination occurs, calculated by multiplying (i) the higher of the annual bonus earned by the Employee with respect to the immediately preceding fiscal year or the average annual bonus earned by the Employee with respect to the immediately preceding three fiscal years of the Employer by (ii) the fraction obtained by dividing the number of days in the fiscal year of the Employer in which termination occurs up to and including the Date of Termination by 365.

                                  (C)  For the twenty-four (24) month period
         immediately following the Date of Termination, the Employer shall arrange to provide the Employee with life, disability, accident and health insurance benefits substantially similar to those which the Employee is receiving





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
         immediately prior to the Notice of Termination (without giving effect to any amendment to such benefits made subsequent to a Change in Control, which amendment adversely affects in any manner the Employee's entitlement to or the amount of such benefits); PROVIDED, HOWEVER, that, unless the Employee consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Section 10.2 hereof), such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Employee pursuant to this Section 10.1(C) shall be reduced to the extent comparable benefits are actually received by or made available to the Employee without cost during the twenty-four (24) month period following the Employee's termination of employment (and any such benefits actually received by or made available to the Employee shall be reported to the Employer by the Employee). If the Severance Payments shall be decreased pursuant to Section 10.2 hereof, and the Section 10.1(C) benefits which remain payable after the application of Section 10.2 hereof are thereafter reduced pursuant to the immediately preceding sentence because of the receipt or availability of comparable benefits, the Employer shall, at the time of such reduction, pay to the Employee the least of (a) the amount of the decrease made in the Severance Payments pursuant to Section 10.2 hereof, (b) the amount of the subsequent reduction in these Section 10.1(C) benefits, or (c) the maximum amount which can be paid to the Employee without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

                 10.2     DEDUCTIBILITY.
                          -------------

                 (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Employee in connection with a Change in Control or the termination of the Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer, any Person whose actions result in a Change in Control or any Person affiliated with the Employer or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Employer, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion





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of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and the noncash Severance Payments shall thereafter be reduced (if necessary, to zero); PROVIDED, HOWEVER, that the Employee may elect (at any time prior to the delivery of a Notice of Termination hereunder) to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

                 (B) For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the delivery of a Notice of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel (the "Tax Counsel") reasonably acceptable to the Employee and selected by the accounting firm which was, immediately prior to the Change in Control, the Employer's independent auditor (the "Auditor") does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of the Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                 (C) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Employee and the Employer in applying the terms of this Section 10.2, the aggregate "parachute payments" paid to or for the Employee's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then the Employee shall have an obligation to pay the Employer upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Employee's benefit over the aggregate "parachute payments" that could have been paid to or for the





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
Employee's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at one hundred twenty percent (120%) of the rate provided in section 1274(b)(2)(B) of the Code from the date of the Employee's receipt of such excess until the date of such payment.

                 10.3 The payments provided in Sections 10.1(A) and (B) hereof shall be made not later than the fifth day following the Date of Termination; PROVIDED, HOWEVER, that if the amounts of such payments, and the limitation on such payments set forth in Section 10.2 hereof, cannot be finally determined on or before such day, the Employer shall pay to the Employee on such day an estimate, as determined in good faith by the Employer, in accordance with
Section 10.2 hereof, of the minimum amount of such payments to which the Employee is clearly entitled and shall pay the remainder of such payments (together with interest at one hundred twenty percent (120%) of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Employer to the Employee, payable on the fifth (5th) business day after demand by the Employer (together with interest at one hundred twenty percent (120%) of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Employer shall provide the Employee with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Employer has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). In the event the Employer should fail to pay when due the amounts described in Sections 10.1(A), (B) and (C) hereof or in Section 10.2 hereof, the Employee shall also be entitled to receive from the Employer an amount representing interest on any such unpaid amounts from the due date, as determined under this
Section 10.3 (without regard to any extension of the Date of Termination pursuant to Section 11.3 hereof), to the date of payment at one hundred twenty percent (120%) of the rate provided in section 1274(b)(2)(B) of the Code.





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
                 10.4 The Employer also shall pay to the Employee all legal fees and expenses incurred by the Employee (i) in disputing in good faith any issue relating to the termination of the Employee's employment following a Change in Control and prior to the end of the Change-in-Control Protective Period, (ii) in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, or (iii) in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Employee's written requests for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require.

                 11.  TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE.
                      ------------------------------------------------------

                 11.1 NOTICE OF TERMINATION. During the Term (and, if longer, until the end of the Change-in-Control Protective Period), any purported termination of the Employee's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 15 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. Further, with respect to any purported termination of the Employee's employment after a Change in Control and prior to the end of the Change-in-Control Protective Period, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Employee was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                 11.2 DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Employee's employment during the Term (and, if longer, prior to the end of the Change-in-Control Protective Period), shall mean (i) if the





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
Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the full-time performance of the Employee's duties during such thirty (30) day period), and (ii) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Employer, shall not be less than thirty
(30) days (except in the case of a termination for Cause) and, in the case of a termination by the Employee, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

                 11.3 DISPUTE CONCERNING TERMINATION. With respect to any purported termination of the Employee's employment after a Change in Control and prior to the end of the Change-in-Control Protective Period, if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 11.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); PROVIDED, HOWEVER, that the Date of Termination shall be extended by a notice of dispute given by the Employee only if such notice is given in good faith and the Employee pursues the resolution of such dispute with reasonable diligence.

                 11.4 COMPENSATION DURING DISPUTE. If a purported termination occurs following a Change in Control and prior to the end of the Change-in-Control Protective Period and the Date of Termination is extended in accordance with Section 11.3 hereof, the Employer shall continue to pay the Employee the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Employee as a participant in all compensation, benefit and insurance plans in which the Employee was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with
Section 11.3 hereof. Amounts paid under this Section 11.4 are in addition to all other amounts due under this Agreement (other than those due under Section
7.1 hereof) and shall not





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
be offset against or reduce any other amounts due under this Agreement.

                 12.  NO MITIGATION
                      -------------

                 The Employer agrees that, if the Employee's employment with the Employer terminates following a Change in Control and prior to the end of the Change-in-Control Protective Period, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Employee by the Employer pursuant to Section 10 hereof or Section 11.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 10.1(C) hereof) shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Employer, or otherwise.

                 13.  CONFIDENTIALITY; NON-COMPETITION AND NON-SOLICITATION
                      -----------------------------------------------------

                 13.1 CONFIDENTIALITY. The Companies' methods, plans for doing business, processes, pricing, compounds, customers and supplies are vital to the Companies and, to the extent not made public by the Companies, constitute confidential information subject to the Companies' proprietary rights therein. The Employee covenants and agrees that during the Term and at all times thereafter, the Employee will not, directly or indirectly, make known, divulge, furnish, make available or use, otherwise than in the regular course of the Employee's employment by the Employer, any invention, product, process, apparatus or design of any of the Companies, or any knowledge or information in respect thereof (including, but not limited to, business methods and techniques), or any other confidential or so-called "insider" information of any of the Companies. This covenant shall apply without regard to the time or circumstances of any termination of the Employee's employment.

                 13.2 NON-COMPETITION AND NON-SOLICITATION. The Employee covenants and agrees that during the period of two (2) years following any termination of the Employee's employment which occurs prior to a Change in Control, the Employee will not, directly or indirectly, either as an individual for the Employee's own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise:





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                 (i)      solicit, employ, entice, take away or interfere with,
                          or attempt to solicit, employ, entice, take away or interfere with, any employee of the Employer or the Companies; or

                 (ii) engage or participate in or finance, aid or be connected with any enterprise which competes with the business of the Companies, or any of them.

The geographical limitations of the foregoing shall include any country in which the Companies or any of them shall be doing business as of such date of such termination. This covenant shall apply without regard to the circumstances of any termination of the Employee's employment which occurs prior to a Change in Control.

                 13.3 The Employee acknowledges that the covenants contained in this Section 13 are of the essence of this Agreement and said covenants shall be construed as independent of any other provisions of this Agreement. Recognizing the irreparable nature of the injury that could result from the Employee's violation of any of the covenants and agreement to be performed and/or observed by the Employee pursuant to the provisions of this Section 13, and that damages would be inadequate compensation, it is agreed that any violations by the Employee of the provisions of this Section 13, shall be the proper subject for immediate injunctive and other equitable relief to the Employer.

                 14.  SUCCESSORS; BINDING AGREEMENT
                      -----------------------------

                 14.1 In addition to any obligations imposed by law upon any successor to the Employer, the Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as the Employee would be entitled to hereunder if the Employee were to terminate the Employee's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. Except as provided in this Section 14.1, this Agreement shall not be assignable by either party without the written consent of the other party hereto.

                 14.2 This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee shall die while any amount would still be payable to the Employee hereunder (other than amounts which, by their terms, terminate upon the death of the Employee) if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Employee's estate.

                 15.  NOTICES
                      -------

                 For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Employee, to the address shown for the Employee in the personnel records of the Employer and, if to the Employer, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                            To the Employer:

                                  Robert A. Stefanko
                                  Chief Financial Officer and Executive
                                     Vice President-Finance and Administration
                                  A. Schulman, Inc.
                                  P. O. Box 1710
                                  Akron, Ohio  44309-1710

                            With a copy to:

                                  James H. Berick, Esq.
                                  Berick, Pearlman & Mills Co., L.P.A.
                                  1350 Eaton Center
                                  1111 Superior Avenue
                                  Cleveland, Ohio  44114-2569

                 16.  MISCELLANEOUS
                      -------------

                 No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party, except as expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Employee has agreed. The obligations of the Employer and the Employee under this Agreement which by their nature may require (partial or total) performance after the expiration of the Term or the Change-in-Control Protective Period (including, without limitation, those under Sections 5 through 11 and Section 13 hereof) shall survive such expiration.

                 17.  VALIDITY
                      --------

                 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                 18.  COUNTERPARTS
                      ------------

                 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                19.  SETTLEMENT OF DISPUTES AFTER CHANGE IN CONTROL; ARBITRATION
                     -----------------------------------------------------------
                 After a Change in Control and prior to the end of the Change-in-Control Protective Period, all claims by the Employee for benefits under this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Employee in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Employee for a review of the decision denying a claim and shall further allow the Employee to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Employee's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Akron, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Employee shall be entitled to seek specific performance of the Employee's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                 20. DEFINITIONS
                     -----------
                 For purposes of this Agreement, the following terms shall have the meanings indicated below:

                 (A) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                 (B) "Board" shall mean the Board of Directors of the Employer.

                 (C) "Cause" for termination by the Employer of the Employee's employment shall mean the following:

                                  (I)  with respect to a termination as to
                 which the Notice of Termination is duly given prior to a Change in Control, the Employee's breach of his covenants herein contained, the Employee's gross neglect of his duties hereunder, the Employee's knowingly committing misfeasance or knowingly permitting nonfeasance of his duties in any material respect, or the Employee's committing a felony; and

                                  (II)  with respect to a termination as to
                 which the Notice of Termination is duly given following a Change in Control, (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Employer (other than any such failure resulting from the Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Employee pursuant to Section 11.1 hereof) after a written demand for substantial performance is delivered to the Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties, or (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Employer or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Employer and (y) in the event of a dispute concerning the application of this provision, no claim by the Employer that Cause exists shall be given effect unless the Employer establishes to the Committee by clear and convincing evidence that Cause exists.

                 (D) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                  (I)  any Person is or becomes the Beneficial
                 Owner, directly or indirectly, of securities of the Employer (not including in the securities beneficially owned by such Person any securities acquired directly from the Employer or its affiliates other than in connection with the acquisition by the Employer or its affiliates of a business) representing 25% or more of either the then outstanding shares of common stock of the Employer or the combined voting power of the Employer's then outstanding securities; or

                                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Employer) whose appointment or election by the Board or nomination for election by the Employer's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

                                  (III)  the stockholders of the Employer
                 approve a merger or consolidation of the Employer with any other corporation or approve the issuance of voting securities of the Employer in connection with a merger or consolidation of the Employer (or any direct or indirect subsidiary of the Employer) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Employer or any subsidiary of the Employer, at least 75% of the combined voting power of the voting securities of the Employer or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Employer (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Employer (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Employer or its subsidiaries other than in connection with the acquisition by the Emp-loyer or its subsidiaries of a business) representing 25% or more of either the then outstanding shares of common stock of the Employer or the combined voting power of the Employer's then outstanding securities; or

                                  (IV)  the stockholders of the Employer
                 approve a plan of complete liquidation or dissolution of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's assets, other than a sale or disposition by the Employer of all or substantially all of the Employer's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Employer immediately prior to such sale.

                 Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Employer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Employer immediately following such transaction or series of transactions.

                 Further, notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Employee participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Employee shall not be deemed to have participated as an equity investor in the Acquiror by virtue of
(i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Employee of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Employer into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Employer immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters,

(ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Employer, or (iii) passive ownership of less than three percent (3%) of the stock of the Acquiror.

                 (E) "Change-in-Control Protective Period" shall mean the period from the occurrence of a Change in Control until the later of the second anniversary of such Change in Control or, if such Change in Control shall be caused by the stockholder approval of a merger or consolidation described in
Section 20(E)(III) hereof, the second anniversary of the consummation of such merger or consolidation.

                 (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (G) "Committee" shall mean (i) the individuals (not fewer than three in number) who, immediately prior to a Potential Change in Control, constitute the Compensation Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause
(i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the Committee shall not exceed five.

                 (H) "Companies" shall mean, collectively, the Employer and each corporation which is now and hereafter shall become a subsidiary of, or a parent of, the Employer, together with their respective successors and assigns.

                 (I) "Continuation Pay" shall mean those payments so described in Section 8.2 hereof.

                 (J)  "Date of Termination" shall have the meaning stated in
Section 11.2 hereof.

                 (K) "Disability" shall be deemed the reason for the termination by the Employer of the Employee's employment, if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of the Employee's duties with the Employer for a period of six (6) consecutive months, the Employer shall have given the Employee a Notice of Termination for

Disability, and, within thirty (30) days after such Notice of Termination is given, the Employee shall not have returned to the full-time performance of the Employee's duties.

                 (L) "Employee" shall mean the individual named in the first paragraph of this Agreement.

                 (M) "Employer" shall mean A. Schulman, Inc. and, except in determining under Section 20(E) hereof whether or not any Change in Control of the Employer has occurred, any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 (N) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 (O) "Good Reason" for termination by the Employee of the Employee's employment shall mean the occurrence (without the Employee's express prior written consent) after any Change in Control, or after any Potential Change in Control under the circumstances described in the second sentence of
Section 10.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                                  (I)  the assignment to the Employee of any
                 duties inconsistent with the Employee's status as an executive officer of the Employer or a substantial adverse alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to the Change in Control (other than any such alteration primarily attributable to the fact that the Employer may no longer be a public company);

                                  (II)  a reduction by the Employer in the
                 Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Employer and all executives of any Person in control of the Employer;

                                  (III)  the relocation of the Employer's
                 principal executive offices to a location more than fifty (50) miles from the location of such offices immediately prior to the Change in Control or the Employer's requiring the Employee to be based anywhere other than the Employer's principal executive offices except for required travel on the Employer's business to an extent substantially consistent with the Employee's present business travel obligations;

                                  (IV)  the failure by the Employer, without
                 the Employee's consent, to pay to the Employee any portion of the Employee's current compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Employer, within seven (7) days of the date such compensation is due;

                                  (V)  the failure by the Employer to continue
                 in effect any compensation plan in which the Employee participates immediately prior to the Change in Control which is material to the Employee's total compensation, including but not limited to the Employer's 1991 Stock Incentive Plan and Nonqualified Profit Sharing Plan or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Change in Control;

                                  (VI) the failure by the Employer to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Employer's pension, life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change in Control, the taking of any action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control, or the failure by the Employer to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect at the time of the Change in Control; or

                                  (VII)  any purported termination of the
                 Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section
                 11.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

                 The Employee's right to terminate the Employee's employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                 For purposes of any determination regarding the existence of Good Reason, any claim by the Employee that Good Reason exists shall be presumed to be correct unless the Employer establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

                 (P) "Notice of Termination" shall have the meaning stated in Section 11.1 hereof.

                 (Q) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Employer or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Employer or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Employer in substantially the same proportions as their ownership of stock of the Employer.

                 (R) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                  (1)  the Employer enters into an agreement,
                 the consummation of which would result in the occurrence of a Change in Control;

                                  (2)  the Employer or any Person publicly
                 announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                                  (3) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Employer representing 15% or more of either the then outstanding shares of common stock of the Employer or the combined voting power of the Employer's then outstanding securities; or

                                  (4)  the Board adopts a resolution to the
                 effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                 (S) "Severance Payments" shall mean those payments described in Section 10.1 hereof.

                 (T)  "Term" shall mean the period of time described in Section
4.1 hereof (including any extension or continuation  described therein).

                (U) "Termination Pay" shall mean those payments so described in Section 8.2 hereof.

                (V)  "Total Payments" shall mean those payments described in
Section 10.2 hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed (the corporate signatory by the respective officer duly authorized) as of the day and year first above written.


                                   /s/ Leonard E. Emge
                                  ----------------------------------
                                  Leonard E. Emge



                                  A. SCHULMAN, INC.


                                  By: /s/ James H. Berick
                                     -------------------------------
                                    James H. Berick, Secretary